UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2026

Star Equity Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38704	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Forest Avenue, Suite 101
Old Greenwich, CT 06870
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (203) 489-9500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRR	The NASDAQ Stock Market LLC
Series A Preferred Stock, $0.001 par value	STRRP	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On November 2, 2026 (the “Closing Date”), Star Equity Holdings, Inc. (the “Company”), its indirect wholly owned subsidiary Hudson Talent Solutions US, Inc. (“Hudson Talent Solutions”), and Hudson Talent Solutions, LLC (the parent of Hudson Talent Solutions), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Cornerstone RPO, LLC (the “Target Company”), each of the members of the Target Company (collectively with Target Company, the “Sellers”); and Rodney Ashby, as Member Representative.

On the Closing Date, certain of the assets and liabilities of the Target Company were assigned to and assumed by Hudson Talent Solutions, and all of the employees of the Target Company became employees of Hudson Talent Solutions. The Target Company provides recruitment process outsourcing (“RPO”) and other related services.

In connection with the closing of the transaction, Hudson Talent Solutions paid the Sellers consideration of (i) $500,000, of which $100,000 was held in escrow to satisfy the Sellers’ indemnification obligations under the Purchase Agreement, and (ii) $250,000 in fixed deferred consideration evidenced by a promissory note issued by Hudson Talent Solutions to the Target Company (the “Note”), to be paid over a three-year period. Up to an additional $1,500,000 of contingent earnout consideration may also be paid to Sellers if certain revenue milestones are achieved over a three-year period. An additional $250,000 consideration may be paid to the Sellers contingent upon the legal transfer of certain client contracts or establishment of certain business with Hudson Talent Solutions.

The Note is unsecured and non-interest-bearing absent default, provides for payment in 36 monthly installments beginning on the first month anniversary of the Closing Date, and is subject to the setoff rights provided in the Purchase Agreement.

The earnout consideration is payable in three increments of $500,000 upon achievement of cumulative legacy-client revenue of $6,000,000, $12,000,000 and $20,000,000, respectively, during the 36-month period beginning on the Closing Date. Each earnout payment is payable 75% in cash and 25% in shares of the Company’s 10% Series A Cumulative Perpetual Preferred Stock, with the number of shares determined using a value of $10.00 per share and any fractional-share amount paid in cash.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On November 3, 2026, the Company issued a press release announcing the transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT INDEX

2.1
Asset Purchase Agreement, dated November 2, 2026, by and among Star Equity Holdings, Inc., Hudson Talent Solutions US, Inc., Hudson Talent Solutions, LLC, Cornerstone RPO, LLC, the members of Cornerstone RPO, LLC party thereto, and Rodney Ashby, as Member Representative.

99.1	Press Release, dated November 3, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR EQUITY HOLDINGS, INC (Registrant)

By:	/s/ MATTHEW K. DIAMOND
Matthew K. Diamond
Chief Accounting Officer

	Dated:	November 4, 2026

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